EX-99.906CERT

certification of president and Treasurer pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the sarbanes oxley act of 2002

Jeffrey G. Wilkins, President, and Zachary P. Richmond, Treasurer of Dynamic Alternatives Fund (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2023 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Chief Executive Officer                                                 Treasurer and Principal Financial Officer

Dynamic Alternatives Fund                                                               Dynamic Alternatives Fund

/s/ Jeffrey G. Wilkins	/s/ Zachary P. Richmond
Jeffrey G. Wilkins	Zachary P. Richmond

Date:	12/6/2023	Date:	12/6/2023

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Dynamic Alternatives Fund and will be retained by Dynamic Alternatives Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.